CENTRAL AND SOUTH WEST SERVICES, INC.                               Exhibit 2
P.O. BOX 21928 TULSA, OKLAHOMA                                     Page 1 of 3
TELEPHONE NUMBER (918) 594 - 2000

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

NOVEMBER 1995


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    350       PSO   139

B.  AMOUNT OF EXPENDITURES:                     SHARED    SWEPCO        PSO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars             $157,219.80
PR4018  Stores Salvage - SWEPCO                           $5,051.22
PR4101  Direct Labor to SWEPCO Coal Cars                 $28,524.77
PR4104  Direct Labor to Rework SWEPCO Material            $6,560.83
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
PR4213 Employee Fringe Benefits - Direct Labor - SWEPCO $8,418.13 PR4230 Payroll Taxes (FICA & UC) - Direct Labor -
          SWEPCO                                          $2,802.96
PR4238  Depreciation Expense - SWEPCO                    $10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                $0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars          $31,181.39
PR4272  Switching Fees - SWEPCO                           $4,733.05
PR4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                $265,293.15


COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                             $26,946.01
PR4015  Inventory Carrying Charges - PSO                              $2,399.33
PR4019  Stores Salvage - PSO                                         ($6,145.09)
PR4102  Direct Labor to PSO Coal Cars                                 $7,705.26
PR4103  Direct Labor to Rework PSO Material                           $3,641.87
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                      $103.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                 $2,716.86
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                  $904.64
PR4239  Depreciation Expense - PSO                                        $0.00
PR4271  Outside Maintenance of PSO Coal Cars                         $13,903.54
PR4273  Switching Fees - PSO                                          $2,918.24
PR4278  Repainting Coal Cars - PSO                                        $0.00

                Total 100% PSO Costs                                 $55,093.66

                                                                    Exhibit 2
                                                                   Page 2 of 3


COSTS TO BE SHARED {Ratio of Direct Labor}:     SHARED    SWEPCO        PSO


PR4010  Shop Material                         $5,283.71
PR4011  Small Tools                             $240.07
PR4012  Facility Maintenance - Material         $484.31
PR4013  Sale of Scrap (Cr.)                       $0.00
PR4016  Switch Engine Operation and
          Maintenance                         $1,187.95
PR4017  Equipment Operation and
          Maintenance                         $1,158.55
PR4020  Stores Salvage - Joint                    $0.00
PR4110  Supervision                           $9,597.76
PR4111  Clerical                              $2,787.18
PR4112  Training and Safety                   $6,196.88
PR4113  General Shop Labor                    $8,436.49
PR4114  Facility Maintenance - Labor         $17,101.31
PR4116  Switch Engine Operation and
          Maintenance                        $11,020.17
PR4201  Ad Valorem Taxes - Facility           $3,289.00
PR4203  Taxes - Other                         $1,234.00
PR4206  Data Processing Charges                 $574.40
PR4207  General Office Overhead               $1,361.74
PR4210  Employee Activities                     $428.72
PR4211  Employee Expenses                         $0.00
PR4212  Employee Fringe Benefits             $13,577.70
PR4215  Employee Sick Benefits                    $0.00
PR4220  Injuries and Damages                      $0.00
PR4221  Insurance - Liability and Property      $363.14
PR4225  Maintenance of Facilities
          (Contracted)                        $1,421.47
PR4226  Office Supplies and Expenses            $451.97
PR4232  Payroll Taxes (FICA & UC) - Other     $4,468.76
PR4233  Special Services                          $0.00
PR4234  Utilities - Heat, Light, Power and
          Water                              $21,219.11
PR4235  Utilities - Telephone                   $491.88
PR4236  Vehicle Expense                           $0.00
PR4237  Depreciation Expense                      $0.00
PR4250  Miscellaneous                           $125.00
PR4262  Lease - Basic - All Except Coal
          Cars                               $32,962.01
PR4264  Lease - Supplemental Expenses -
          Facility                                $0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -

         SWEPCO 75.56%  PSO 24.44%          $145,463.28 $109,912.05  $35,551.23


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement {Cost Ratio}                  $2,658.16


                     TOTAL COSTS FOR THE MONTH          $375,205.20  $93,303.05

                     TOTAL COSTS AND ADJUSTMENTS        $375,205.20  $93,303.05

                                                                     Exhibit 2
                                                                    Page 3 of 3

C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $35,085.60   75.56 %   SWEPCO

102, 103 Direct Labor PSO    $11,347.13   24.44 %   PSO

         Total Direct Labor  $46,432.73  100.00 %